As filed with the Securities and Exchange Commission on April 27, 2001
                                                      Registration No 333-______
--------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               CENDANT CORPORATION
             (exact name of registrant as specified in its charter)


     06-0918165                                              DELAWARE
    (I.R.S. Employer                               (State or other Jurisdiction
  Identification Number)                                   Organization)

                               9 WEST 57TH STREET
                               NEW YORK, NY 10019
                                 (212) 413-1800
                               FAX: (212) 413-1922

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             JAMES E. BUCKMAN, ESQ.
                        VICE CHAIRMAN AND GENERAL COUNSEL
                               CENDANT CORPORATION
                               9 WEST 57TH STREET
                               NEW YORK, NY 10019
                                 (212) 413-1800
                               FAX: (212) 413-1923

            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                   Copies to:
                                ----------------



  ERIC J. BOCK, ESQ.                           VINCENT J. PISANO, ESQ.
SENIOR VICE PRESIDENT,                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
   LAW AND SECRETARY                               4 TIMES SQUARE
  CENDANT CORPORATION                         NEW YORK, NEW YORK 10036
  9 WEST 57TH STREET                               (212) 735-3000
  NEW YORK, NY 10019                             (212) 735-2000
    (212) 413-1800





         Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
TITLE OF                                   AMOUNT TO          PROPOSED MAXIMUM         PROPOSED         AMOUNT OF
SECURITIES TO BE REGISTERED              BE REGISTERED         OFFERING PRICE           MAXIMUM       REGISTRATION
                                                               PER SECURITY(1)         AGGREGATE           FEE
                                                                                       OFFERING
                                                                                         PRICE
-------------------------------------------------------------------------------------------------------------------
CD Common Stock, $0.01 par value           2,808,989               $17.80             $50,000,004        $12,500
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the registration fee is calculated based on the average of the high and low prices for the common stock, as reported on the New York Stock Exchange on April 26, 2001.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                Subject to Completion, Dated April 27, 2001

                                 PROSPECTUS

                            ____________ SHARES

                            CENDANT CORPORATION

                              CD COMMON STOCK


         This prospectus relates to the sale by a selling stockholder, including its transferees, donees, pledgees or successors, of up to ____________ shares of Cendant CD common stock.

                             ------------------

         The shares are being registered to permit the selling stockholder to sell the shares from time to time in the public market. The selling stockholder may sell the shares thorough ordinary brokerage transactions or through any other means described in the section "Plan of Distribution." We cannot assure you that the selling stockholder will sell all or any portion of our CD common stock offered under this prospectus.

         For a description of our CD common stock, please refer to the description of common stock in "Summary Comparison of Terms of Existing Common Stock with Terms of CD Stock and Move.com Stock" in our Proxy Statement, dated February 10, 2000 (filed February 11, 2000), which is incorporated herein by reference.

         Our CD common stock is listed on the New York Stock Exchange under the trading symbol "CD." The last reported sale price of our CD common stock on the NYSE on _____ __, 2001 was $______.

                             ------------------


         INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ______, 2001

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.



                             TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS..........................................................3
FORWARD-LOOKING INFORMATION....................................................3
RISK FACTORS...................................................................5
CENDANT  ......................................................................7
DIVIDEND POLICY................................................................8
USE OF PROCEEDS................................................................8
SELLING STOCKHOLDER............................................................8
PLAN OF DISTRIBUTION..........................................................10
LEGAL OPINIONS................................................................11
EXPERTS  .....................................................................12
WHERE YOU CAN FIND MORE INFORMATION...........................................12


                           ABOUT THIS PROSPECTUS

         This prospectus relates to the sale by a selling stockholder of up to ____________ shares of our CD common stock. The selling stockholder may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder sells shares of our CD common stock, a prospectus supplement will be provided that will contain specific information about the terms of that offering to the extent required. You should read this prospectus and any accompanying prospectus supplement together with the additional information contained under the heading "Where You Can Find More Information."

                        FORWARD-LOOKING INFORMATION

         Some of the matters discussed in this prospectus and in the documents incorporated by reference contain forward-looking statements within the meaning of the securities laws. Forward- looking statements include terms such as "may," "will," "expect," "believe," "plan" and other similar terms. We caution that, while we believe those statements to be based on reasonable assumptions and make those statements in good faith, there can be no assurance that the actual results will not differ materially from these assumptions or that the expectations provided in the forward-looking statements derived from these assumptions will be realized.

         You should be aware of important factors that could have a material impact on future results. These factors include, but are not limited to:

        o         the effect of economic conditions and interest rate changes on the economy on a national, regional or international basis and the impact on our businesses;

        o         the effects of changes in current interest rates, particularly on our real estate services and financial services businesses;

        o         the resolution or outcome of our unresolved pending litigation relating to the previously announced accounting irregularities and other related litigation;

        o         our ability to develop and implement operational and financial systems to manage growing operations and to achieve enhanced earnings or effect cost savings;

        o         competition in our existing and potential future lines of business and the financial resources of, and products available to, competitors;

        o         our ability to integrate and operate successfully acquired and merged businesses and risks associated with such businesses, including the acquisition of Avis Group
                  Holdings, Inc. and the acquisition of Fairfield Communities, Inc., the compatibility of the operating systems of the combining companies, and the degree to which our existing administrative and back-office functions and costs and those of the acquired companies are complementary or redundant;

        o         uncertainty relating to the proposed spin-off of our discontinued Individual
                  Membership segment;

        o         our ability to obtain financing on acceptable terms to finance our growth strategy and to operate within the limitations imposed by financing arrangements and rating agencies;

        o         competitive and pricing pressures in the vacation ownership and travel industries, including the car rental industry;

        o         changes in the vehicle manufacturer repurchase arrangements between vehicle manufacturers and Avis Group Holdings, Inc. in the event that used vehicle values decrease; and

        o         changes in laws and regulations, including changes in accounting standards and privacy policy regulation.


                                RISK FACTORS

         Investing in our common stock involves risks. You should carefully consider the following discussion of risks as well as other information contained in this prospectus and any accompanying prospectus supplement.

Discovery of Accounting Irregularities and Related Litigation and Governmental Investigations

         Our company was created in December 1997, through the merger of HFS Incorporated into CUC International, Inc. with CUC surviving and changing its name to Cendant Corporation. On April 15, 1998, we announced that in the course of transferring responsibility for our accounting functions from our personnel associated with CUC prior to the merger to our personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, we discovered account irregularities in some of the CUC business units. As a result, we, together with our counsel and assisted by auditors, immediately began an intensive investigation.

         As a result of the findings of the investigations, we restated our previously reported financial results for 1997, 1996 and 1995 and the six months ended June 30, 1998. Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions, three lawsuits claiming to be brought derivatively on our behalf and several individual lawsuits and arbitration proceedings were commenced in various courts and other forums against us and other defendants by or on behalf of persons claiming to be stockholders of ours and persons claiming to have purchased or otherwise acquired securities or options issued by CUC or us between May 1995 and August 1998.

         The SEC and the United States Attorney for the District of New Jersey have conducted investigations relating to the matters referenced above. As a result of the findings from our internal investigations, we made all adjustments considered necessary by us, which are reflected in its previously filed restated financial statements for the years ended December 31, 1997, 1996 and 1995 and for the six months ended June 30, 1998. On June 14, 2000, pursuant to an offer of settlement made by us, the SEC issued an Order Instituting Public Administrative Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order. In such Order, the SEC found that we had violated certain financial reporting provisions of the Exchange Act and ordered us to cease and desist from committing any future violations of such provisions. No financial penalties were imposed against us.

         On December 7, 1999, we announced that we had reached a preliminary agreement to settle the principal securities class action pending against us in the U.S. District Court in Newark, New Jersey, brought on behalf of purchasers of all our and CUC publicly traded securities, other than PRIDES, between May 1995 and August 1998. The PRIDES litigation had previously been settled through the issuance of rights. Under the settlement agreement, we would pay the class members approximately $2.85 billion in cash and 50% of any recovery we may obtain in connection with claims we have asserted against CUC's former public auditor. The definitive settlement document was approved by the U.S. District Court by order dated August 14, 2000. Certain parties in the class action have appealed the District Court's orders approving the plan of allocation of the settlement fund and awarding of attorneys' fees and expenses to counsel for the lead plaintiffs. None of the appeals challenged the fairness of the $2.85 billion settlement amount. The Court of Appeals for the Third Circuit has scheduled May 22, 2001 as the date for oral arguments on the appeals. The settlement agreement required us to post collateral in the form of credit facilities and/or surety bonds by November 13, 2000, which we have done.

         The settlement does not encompass all litigations asserting against us claims associated with the accounting irregularities. We do not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. An adverse outcome from such unresolved proceedings could be material with respect to earnings in any given reporting period. However, we do not believe that the impact of such unresolved proceedings should result in a material liability to us in relation to our financial position or liquidity.


The Price of our CD Common Stock is Subject to Possible Volatility

         The stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our CD common stock.

                                  CENDANT

         We are one of the foremost providers of travel and real estate services in the world. We were created through the merger of HFS into CUC in December 1997 with the resultant corporation being renamed Cendant Corporation.

         We operate in four business segments--hospitality, real estate services, vehicle services, and financial services. Our businesses provide a wide range of complementary consumer and business services. Our businesses are intended to complement one another and create cross-marketing opportunities both within each segment and between segments.

               o Our hospitality segment franchises hotel businesses, facilitates vacation timeshare exchanges, provides holiday cottage rentals in Europe and provides travel agency services;

               o Our real estate segment franchises real estate brokerage businesses, provides home buyers with mortgages and assists in employee relocations;

               o Our vehicle services segment franchises and operates car rental businesses, provides fleet management services to corporate clients and government agencies and operates parking facilities in the United Kingdom; and

               o Our financial services segment provides marketing strategies primarily to financial institutions through offering an array of financial and insurance- based products to consumers, and franchises tax preparation service businesses.

         As a franchisor of hotels, residential and commercial real estate brokerage offices, car rental operations and tax preparation services, we license the owners and operators of independent businesses the right to use our brand names. We do not own or operate hotels, real estate brokerage offices or tax preparation offices. Instead, we provide our franchisee customers with services designed to increase their revenue and profitability.

         Our principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number is (212) 413-1800. Our Web site is www.cendant.net. The information contained on our Web site is not incorporated by reference in this prospectus.

         All references to "we," "us," "our," or "Cendant" in this prospectus are to Cendant Corporation.

                                    ****

         We continually explore and conduct discussions with regards to acquisitions and other strategic corporate transactions in our industries and in other franchise, franchisable or service businesses. In addition to transactions previously announced, as part of our regular on-going evaluation of acquisition opportunities, we currently are engaged in a number of separate, unrelated preliminary discussions concerning possible acquisitions. The purchase price for the possible acquisitions may be paid in cash, through the issuance of CD common stock or of our other securities, borrowings, or a combination thereof. Prior to consummating any such possible acquisition, we will need to, among other things, initiate and complete satisfactorily our due diligence investigations, negotiate the financial and other terms (including price) and conditions of such acquisitions, obtain appropriate Board of Directors, regulatory and other necessary consents and approvals, and, if necessary, secure financing. No assurance can be given with respect to the timing, likelihood or business effect of any possible transaction. In the past, we have been involved in both relatively small acquisitions and acquisitions which have been significant.

                              DIVIDEND POLICY

         We have never paid a cash dividend on our capital stock. We do not anticipate paying cash dividends on our capital stock in the foreseeable future and intend to retain all earnings to finance the operations and expansion of our business and the repurchase of common stock and debt reduction. The payment of cash dividends in the future will depend on our earnings, financial condition and capital needs and on other factors deemed relevant by our board of directors at that time.

                              USE OF PROCEEDS

         We will not receive any of the proceeds of sales by the selling stockholder.

                            SELLING STOCKHOLDER

         The following table presents information with respect to the selling stockholder and the amount of shares of our CD common stock that it may offer under this prospectus. The term "selling stockholder" includes donees, pledgees, transferees or other successors in interest selling securities received from a named selling stockholder after the date of this prospectus.

         Pursuant to the purchase agreement dated as of March 28, 2000 (the "Purchase Agreement"), by and between us and Liberty Digital, Inc. ("Liberty Digital"), Liberty Digital purchased 1,598,030 shares of Move.com common stock for $31.29 per share in exchange for consideration consisting of $10 million in cash and 813,215 shares of Liberty Digital Class A common stock valued at approximately $40 million. The shares of CD common stock offered by this prospectus were issued in connection with our obligation pursuant to the Purchase Agreement, to issue to Liberty Digital $50 million in CD common stock in exchange for Liberty Digital's shares of Move.com common stock in the event Move.com common stock is not publicly traded by June 30, 2001.

         We have agreed to pay all expenses incurred in connection with the registration of the sale of the shares of CD common stock owned by the selling stockholder and covered by this prospectus, other than brokerage commissions, underwriting discounts and commissions, transfer taxes and other out-of-pocket expenses incurred by the selling stockholder in connection with the sale of these shares.

         Since the date that we received information from the selling stockholder, the selling stockholder identified below may have sold, transferred or otherwise disposed of all or a substantial portion of the shares of CD common stock held by it in a transaction or series of transactions exempt from the Securities Act. Information regarding the selling stockholder may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required.

         The selling stockholder may from time to time offer and sell any or all of the securities under the prospectus. Because the selling stockholder is not obligated to sell the shares of CD common stock held by it, we cannot estimate the number of shares of CD common stock that the selling stockholder will beneficially own after this offering.

                                        Number of Shares of                              Number of Shares of CD
Name of Selling                         Common Stock Beneficially       Percentage of    Common Stock Covered by
Stockholder                             Owned Prior to this Offering    Outstanding      this  Prospectus
-------------------------------------   ------------------------------  ---------------  -----------------------------
Liberty Digital



                            PLAN OF DISTRIBUTION

         This prospectus, including any amendment or supplement, may be used in connection with sales of up to ____________ shares of our CD common stock. The selling stockholder, or its pledgees, assignees, transferees or other successors in interest may offer its shares of CD common stock at various times in one or more of the following transactions:

         o        one or more block trades;

         o        in exchange or the over-the-counter market transactions;

         o in private transactions other than exchange or over-the-counter market transactions;

         o        through short sales or put or call option transactions;

         o through underwriters, brokers or dealers (who may act as agents or principals); o directly to one or more purchasers;

         o        through agents;

         o through distribution by the selling stockholder or its successor in interest to its members, partners or shareholders;

         o        by pledge to secure debts and other obligations; or

         o        in any combination of such methods.

         The selling stockholder may sell its shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         The selling stockholder also may resell all or a portion of its CD common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

         The selling stockholder may use underwriters, brokers, dealers or agents to sell its shares. Any underwriters, brokers, dealers or agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchaser or such other persons who may be effecting sales hereunder (which discounts, concessions or commissions as to particular underwriters, brokers dealers or agents may be in excess of those customary in the type of transactions involved). Underwriters may sell the shares of CD common stock to or though dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder or other persons effecting sales hereunder, and any such underwriters, brokers, dealers and agents may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts or commissions they receive and any profit on the sale of the CD common stock they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Some sales may involve shares in which the selling stockholder has granted security interests and which are being sold because of foreclosure of those security interests. At the time a particular offering of shares is made and to the extent required, the aggregate number of shares being offered, the name or names of the selling stockholder and the terms of the offering, including the names of the underwriters, broker-dealers or agents, any discounts, concessions or commissions and other terms constituting compensation from the selling stockholder, and any discounts, concessions or commissions allowed or re- allowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

         The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our CD common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or their financial institution of the shares of CD common stock offered hereby, which shares such broker-dealer or their financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholder may offer and sell shares of CD common stock other than for cash. In such event, any required details of the transaction will be set forth in a prospectus supplement.

         Under the securities laws of certain states, the securities offered by this prospectus may be sold in those states only through registered or licenced brokers or dealers. In addition, in certain states the securities offered by this prospectus may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. In connection with any resales by the selling stockholder, a prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the number of shares involved and other details of such resale to the extent appropriate.

          Under the rules and regulations under the Exchange Act, any person engaged in a distribution of the shares offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to those shares. Each selling stockholder will be subject to the provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any shares offered by the selling stockholder pursuant to this prospectus, which may affect the marketability of the shares offered by this prospectus.

         Any common stock sold by a selling stockholder pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.


                               LEGAL OPINIONS

         The validity of the shares of CD common stock offered hereby will be passed on for us by Eric J. Bock, Esq., Senior Vice President, Law and Secretary of Cendant. Mr. Bock holds shares of CD common stock and options to acquire shares of CD common stock.

                                  EXPERTS

         Our financial statements, incorporated in this prospectus by reference from our Annual Report on Form10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in certain revenue recognition policies regarding the recognition of non-refundable one-time fees and pro rata refundable subscription revenue as described in Note 1), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings with the commission are available to the public over the Internet at the commission's web site at http:www.sec.gov. You may also read and copy any document we file at the commission at the public reference rooms of the commission in Washington, D.C., New York, New York and Chicago, Illinois. Please call the commission at 1-800-SEC-0330 for further information on the public reference rooms.

         The commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus are sold.

         o Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 29, 2001;

         o Current Reports on Form 8-K dated January 9, 2001, January 18, 2001, February 7, 2001 (filed on February 8, 2001), February 8, 2001, February 20, 2001, March 1, 2001 (filed on March 9, 2001), March 12, 2001, April 2, 2001 (filed on April 3, 2001), April 18, 2001 (filed on April 19, 2001)
                 and April 18, 2001 (filed on April 19, 2001);

         o Current Reports on Form 8-K/A dated January 19, 2001 and March 21, 2001; and

         o The description of our CD common stock contained in the Proxy Statement dated February 10, 2000 (filed on February 11, 2000).


         You may request a copy of these filings at no cost, by writing or telephoning us at the following:

                        Investor Relations
                        Cendant Corporation
                        9 West 57th Street
                        New York, NY 10019
                        Telephone: (212) 413-1800

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.



                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission
Registration Fee.............................$ 12,500
*Accounting Fees and Expenses................$100,000
*Legal Fees and Expenses.....................$100,000
*Miscellaneous...............................$200,000
                                              -------
Total Expenses...............................$412,500
                                              =======
------------
* Estimated for purposes of completing the information required pursuant to this Item 14.


         We will pay all fees and expenses associated with filing the Registration Statement.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

         Cendant Corporation maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)    Exhibits


EXHIBIT NO.                           DESCRIPTION

     3.1 Amended and Restated Certificate of Incorporation of Cendant Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's 10-Q/A for the quarterly period ended March 31, 2000, dated July 28, 2000).

     3.2 Amended and Restated By-laws of Cendant Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's 10-Q/A for the quarterly period ended March 31, 2000, dated July 28, 2000).

     4.1 Form of Certificate for Cendant's common stock, par value $.01 per share. (Incorporated by reference to Exhibit 4.1 to Cendant's Form S- 3 Registration Statement No. 333-45227).

     5.1 Opinion of Eric J. Bock, Esq. regarding the legality of the securities being registered by Cendant hereby.**

     10.1 Purchase Agreement dated as of March 28, 2000, by and between the Company, Liberty Digital.**

     23.1      Consent of Deloitte & Touche LLP relating to Cendant
               Corporation.*

     23.2      Consent of Deloitte & Touche LLP relating to Avis Group
               Holdings, Inc..*

     23.3      Consent of Eric J. Bock, Esq. (see Exhibit 5.1).**

     24.1      Power of Attorney (included on signature page).*

----------------------
*  Filed herewith.
** Documents to be filed by amendment.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that paragraphs (a)(1)(i) and
             (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 27, 2001.


                                 CENDANT CORPORATION



                                   By:    /s/ James E. Buckman
                                      -----------------------------------
                                          James E. Buckman
                                          Vice Chairman
                                          General Counsel and Director


     Each person whose signature appears below hereby constitutes and appoints James E. Buckman and Eric J. Bock, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place, and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement and (ii) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and this requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the securities act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                       TITLE                         DATE
------------------------------------------------------------------------------------------------------

  --------------------------------                                        April 27, 2001
      (Henry R. Silverman)             Chairman of the Board,
                                       President, Chief Executive
                                       Officer and Director


      /s/ James E. Buckman                                                April 27, 2001
  --------------------------------
       (James E. Buckman)              Vice Chairman, General
      Counsel and Director



     /s/ Stephen P. Holmes                                                April 27, 2001
  --------------------------------
      (Stephen P. Holmes)              Vice Chairman and Director



      /s/ Kevin M. Sheehan                                                April 27, 2001
  --------------------------------
       (Kevin M. Sheehan)              Senior Executive Vice
                                       President and Chief
                                       Financial Officer (Principal
                                       Financial Officer)

        /s/ John McClain                                                  April 27, 2001
  --------------------------------
         (John McClain)                Senior Vice President and
                                       Controller (Principal
                                       Accounting Officer)
                                                                          April 27, 2001

  --------------------------------
       (Myra J. Biblowit)              Director



  --------------------------------                                        April 27, 2001
(The Honorable William S. Cohen)       Director



     /s/ Dr. John C. Malone                                               April 27, 2001
  --------------------------------
      (Dr. John C. Malone)             Director


      /s/ Cheryl D. Mills                                                 April 27, 2001
  --------------------------------
       (Cheryl D. Mills)               Director



  --------------------------------                                        April 27, 2001
      (Leonard S. Coleman)             Director



     /s/ Martin L. Edelman                                                April 27, 2001
  --------------------------------
      (Martin L. Edelman)              Director



     /s/ Sheli Z. Rosenberg                                               April 27, 2001
  --------------------------------
      (Sheli Z. Rosenberg)             Director



/s/ The Rt. Hon. Brian Mulroney,                                          April 27, 2001
           P.C., LL.D
  --------------------------------

 (The Rt. Hon. Brian Mulroney,         Director
          P.C., LL.D.)



     /s/ Robert W. Pittman                                                April 27, 2001
  --------------------------------
      (Robert W. Pittman)              Director


                                                                          April 27, 2001
  --------------------------------
       (Robert F. Smith)               Director



   /s/ Robert E. Nederlander                                              April 27, 2001
  --------------------------------
    (Robert E. Nederlander)            Director



                               EXHIBIT INDEX


EXHIBIT NO.                                   DESCRIPTION

   3.1 Amended and Restated Certificate of Incorporation of Cendant Corporation (incorporated by reference to Exhibit
                 3.1 to the Registrant's 10-Q/A for the quarterly period ended March 31, 2000, dated July 28, 2000).

   3.2 Amended and Restated By-laws of Cendant Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's 10- Q/A for the quarterly period ended March 31, 2000, dated July 28, 2000).

   4.1 Form of Certificate for Cendant's common stock, par value $.01 per share. (Incorporated by reference to Exhibit 4.1 to Cendant's Form S- 3 Registration Statement No. 333-45227).

   5.1 Opinion of Eric J. Bock, Esq. regarding the legality of the securities being registered by Cendant hereby.**

   10.1 Purchase Agreement dated as of March 28, 2000, by and between the Company, Liberty Digital.**


   23.1          Consent of Deloitte & Touche LLP relating to Cendant
                 Corporation.*

   23.2          Consent of Deloitte & Touche LLP relating to Avis Group
                 Holdings, Inc..*

   23.3          Consent of Eric J. Bock, Esq. (see Exhibit 5.1).**

   24.1          Power of Attorney (included on signature page).*



 ----------------------
*  Filed herewith.
** Documents to be filed by amendment.


                                                               Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-3 of our report dated March 12, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in certain revenue recognition policies regarding the recognition of non-refundable one-time fees and pro rata refundable subscription revenue as discussed in Note 1) appearing in the Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
New York, New York
April 24, 2001



                                                               Exhibit 23.2

                       INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-3 of our report dated January 29, 2001 (March 2, 2001 as to Note 27), appearing in the Annual Report on Form 10-K of Avis Group Holdings, Inc. for the year ended December 31, 2000 and included in the Current Report on Form 8-K of Cendant Corporation dated April 18, 2001.


/s/ Deloitte & Touche LLP
New York, New York
April 23, 2001